Exhibit 99.1

Nabriva Therapeutics Announces Retirement of its Chief Financial Officer

DUBLIN, Ireland and KING OF PRUSSIA, Pa., February 1, 2021 — Nabriva Therapeutics plc (NASDAQ: NBRV), a biopharmaceutical company engaged in the commercialization and development of innovative anti-infective agents to treat serious infections, today announced the retirement of Gary Sender as Chief Financial Officer (CFO), effective as of March 12, 2021. Mr. Sender has agreed to serve as a consultant for Nabriva on an ongoing basis following his retirement to ensure busines continuity. Mr. Sender informed Nabriva that he plans to focus on his three public company Board roles and providing financial advisory services. A search has been initiated to identify a new CFO.

“We thank Gary for his numerous contributions and strategic leadership during his time at Nabriva,” said Ted Schroeder, Chief Executive Officer of Nabriva Therapeutics. “Gary has been an integral part in the transformation of Nabriva into a commercial organization. His financial and strategic experience have been significant contributors to this evolution. Gary leaves the company in the financial position to allow us to continue to execute on bringing innovative products to patients. We wish him well in his future endeavors and want to thank him for continuing in a consulting role at least through 2021 to facilitate a smooth transition to his successor.”

“I have thoroughly enjoyed my almost five years with the outstanding Nabriva team and it has been a pleasure to be part of the company’s growth and milestones,” said Mr. Sender. “I believe the current worldwide pandemic is an important reminder of the need for companies like Nabriva that have established a foundation to develop and deliver essential treatments for patients with infectious diseases. I’m excited to continue to work closely with the Nabriva team in my role as an advisor.”

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the commercialization and development of innovative anti -infective agents to treat serious infections. Nabriva Therapeutics received U.S. Food and Drug Administration approval for XENLETA® (lefamulin injection, lefamulin tablets), the first systemic pleuromutilin antibiotic for community-acquired bacterial pneumonia (CABP). Nabriva Therapeutics is also developing CONTEPO™ (fosfomycin) for injection, a potential first-in-class epoxide antibiotic for complicated urinary tract infections (cUTI), including acute pyelonephritis. Nabriva entered into an exclusive agreement with subsidiaries of Merck & Co. Inc., Kenilworth, N.J., USA to market, sell and distribute SIVEXTRO® (tedizolid phosphate) in the United States and certain of its territories.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about Mr. Sender’s expected consultancy position with Nabriva Therapeutics, Nabriva Therapeutics’ plans to identify a successor CFO and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: Nabriva Therapeutics’ ability to successfully implement its commercialization plans for XENLETA and whether market demand for XENLETA is consistent with its expectations, Nabriva Therapeutics’ ability to build and maintain a sales force for XENLETA, the content and timing of decisions made by the U.S. Food and Drug Administration and other regulatory authorities, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of CONTEPO for the treatment of cUTI, the ability to retain and hire key personnel, the availability of adequate additional financing on acceptable terms or at all and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the SEC. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments may cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Kim Anderson

Nabriva Therapeutics plc

IR@Nabriva.com

For Media

Mike Beyer

Sam Brown Inc.

mikebeyer@sambrown.com

312-961-2502